Exhibit 10.1

TESSERA TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Restricted Stock, Performance Awards, Dividend Equivalents, Deferred Stock, Stock Payments and Stock Appreciation Rights may also be granted under the Plan.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.

(d) “Award Agreement” shall mean a written or electronic agreement between the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Tessera Technologies, Inc., a Delaware corporation.

(j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(k) “Deferred Stock” shall mean Common Stock awarded under Section 9(e) of the Plan.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9(c) of the Plan.

(o) “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(p) “Employee” means any person, including executive officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(s) “Full-Value Award” means any Award under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award.

(t) “Holder” means the holder of an outstanding Award granted under or issued pursuant to the Plan.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Non-Employee Director” means a Director who is not an Employee of the Company.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9(b) of the Plan.

(aa) “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the Fair Market Value of a share of Common Stock, (xi) operating profit, (xii) working capital and (xiii) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; provided that each of the business criteria described in subsections (i) through (xiii) shall be determined in accordance with generally accepted accounting principles (“GAAP”). For each fiscal year of the Company, the Administrator may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the business criteria described in subsections (i) through (xiii) for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principles under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

(bb) “Plan” means this Third Amended and Restated 2003 Equity Incentive Plan.

(cc) “Public Trading Date” shall mean the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(dd) “Restricted Stock” means shares of Common Stock awarded under Section 8 below.

(ee) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(ff) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(gg) “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

(hh) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(kk) “Stock Appreciation Right” shall mean a stock appreciation right granted under Section 10 of the Plan.

(ll) “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a Service Provider in cash, awarded under Section 9(d) of the Plan.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is the sum of: (a) 7,488,930 shares, plus (b) with respect to options granted under the Tessera, Inc. 1999 Stock Plan that are assumed by the Company and expire or are canceled without having been exercised in full, the number of Shares subject to each such option as to which such option was not exercised prior to its expiration or cancellation; provided, however, that each Share issued under the Plan pursuant to a Full-Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares of Restricted Stock are forfeited back to the Company or repurchased by the Company at a price not greater than their original exercise price and pursuant to the exercise of the Company’s repurchase rights or the forfeiture provisions under the Plan, such Shares shall become available for future grant under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the Plan’s share limits set forth above, as opposed to only counting the Shares actually issued. For example, if a Stock Appreciation Right relates to 100,000 Shares and is exercised at a time when the payment due to the Holder is 50,000 Shares, 100,000 Shares shall be charged against the Plan’s share limits with respect to such exercise. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4.  Administration of the P1an.

(a)  Administrator.    Except to the extent otherwise provided below, the Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Non-Employee Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3, and such Committee shall be otherwise comprised to comply with all Applicable Laws. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c)  Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

(d)  Provisions Applicable to Section 162(m) Participants.

(i) The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(ii) Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Section 9 that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(iii) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 8 and 9 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (A) designate one or more Section 162(m) Participants, (B) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (C) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards which may be earned for such fiscal year or other designated fiscal period or period of service, and (D) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Administrator shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Administrator shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(iv) Furthermore, notwithstanding any other provision of the Plan or any Award, the Plan and any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance- based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the

Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such requirements.

5. Eligibility.

(a) General Eligibility.    Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Each Non-Employee Director of the Company shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 11.

(b) No Right to Continuing Service.    Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) Award Limit.    No Service Provider shall be granted, in any calendar year, Awards to purchase more than 1,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 5(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 5(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

6. Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated under Section 15 of the Plan, the Plan shall continue in effect for a term of ten (10) years after the first to occur of (a) the date the Plan is adopted by the Board or (b) the Effective Date.

7. Terms of Options.

(a) Limitations on Incentive Stock Options.    Each Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option.    The term of each Option shall be stated in the applicable Award Agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price.    The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, except that a Nonstatutory Stock Option may be granted with a per Share exercise price that is less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant so long as any Shares delivered in respect of such Option shall be charged against the Plan’s share limits set forth in Section 3 as a Full-Value Award; provided, further, that the per Share exercise price shall be no less than the par value per Share of the Common Stock, unless otherwise permitted by applicable state law. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per Share shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(d) Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash, (ii) check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (iv) with the consent of the Administrator, other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months, or the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vi) with the consent of the Administrator, any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws, (C) upon the exercise of all or a portion of an unvested Option pursuant to Section 8(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and (D) full payment for the Shares with respect to which the Option is exercised, including payment of any applicable withholding tax. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii) Termination of Relationship as a Service Provider.    If a Holder ceases to be a Service Provider other than by reason of the Holder’s death or Disability, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Optionee.    If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Optionee.    If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f) Regulatory Extension.    A Holder’s Award Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(b) or (ii) the expiration of a period of thirty (30) days after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(g) Early Exercisability.    The Administrator may provide in the terms of a Holder’s Award Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any repurchase, forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(h) Options in Lieu of Compensation.    Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such

Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

8. Restricted Stock Awards.

(a) Rights to Purchase.    Restricted Stock may be issued to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer; provided, however, that the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. Restricted Stock may also be awarded in consideration for past services actually rendered to the Company for its benefit. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Repurchase Option; Forfeiture.    Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall be forfeited to the Company, without consideration, upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right or forfeiture provisions shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

(c) Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once Restricted Stock is issued, the Holder shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 13 of the Plan.

9. Performance Awards, Dividend Equivalents, Deferred Stock and Stock Payments.

(a) Eligibility.     One or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Service Provider whom the Administrator determines should receive such an Award.

(b) Performance Awards.

(i) Any Service Provider selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Service Provider.

(ii) Without limiting Section 9(b)(i), the Administrator may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 4(d). Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

(c) Dividend Equivalents.

(i) Any Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(ii) Any Holder of an Option who is a Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(iii) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

(d) Stock Payments.    Any Service Provider selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

(e) Deferred Stock.    Any Service Provider selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

(f) Term.    The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Administrator in its discretion.

(g) Exercise or Purchase Price.    The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

(h) Exercise Upon Termination of Relationship as a Service Provider.    A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is a Service Provider, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a termination of the Holder’s relationship as a Service Provider following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; provided, further, that except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a termination of the Holder’s relationship as a Service Provider without cause, or following a change in control of the Company, or because of the Holder’s retirement, death or Disability, or otherwise.

(i) Form of Payment.    Payment of the amount determined under Section 9(b) or 9(c) above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Section 9 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 16.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b) Coupled Stock Appreciation Rights.

(i) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(ii) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(iii) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

(c) Independent Stock Appreciation Rights.

(i) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator; provided, that the term of an ISAR shall be no more than ten (10) years. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that the per share exercise price of an ISAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such ISAR, except that an ISAR may be granted with a per share exercise price that is less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant so long as any Shares delivered in respect of such ISAR shall be charged against the Plan’s share limits set forth in Section 3 as a Full-Value Award; provided, further, that the per share exercise price of an ISAR shall be no less than the par value per share of the

Common Stock, unless otherwise permitted by applicable state law. An ISAR is exercisable only while the Holder is a Service Provider; provided that the Administrator may determine that the ISAR may be exercised subsequent to termination of the Holder’s relationship as a Service Provider without cause, or following a change in control of the Company, or because of the Holder’s retirement, death or Disability, or otherwise.

(ii) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

(d) Payment and Limitations on Exercise.

(i) Payment of the amounts determined under Section 9(b)(iii) and 9(c)(ii) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 16.

(ii) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

11. Automatic Awards to Non-Employee Directors.

(a) During the term of the Plan, a person who is initially elected or appointed to the Board after the Effective Date and who is a Non-Employee Director at the time of such initial election or appointment automatically shall be granted 10,000 shares of Restricted Stock (subject to adjustment as provided in Section 13) on the date of such initial election or appointment (an “Initial Restricted Stock Award”). In addition, during the term of the Plan, each Non-Employee Director automatically shall be granted (i) an Option to purchase 3,000 shares of Common Stock (subject to adjustment as provided in Section 13) (a “Subsequent Option”), and (ii) 3,000 shares of Restricted Stock (subject to adjustment as provided in Section 13) (a “Subsequent Restricted Stock Award”), on the date of each annual meeting of stockholders following the Effective Date; provided, however, that a person who is initially elected to the Board after the Effective Date at an annual meeting of stockholders and who is a Non-Employee Director at the time of such initial election shall receive only an Initial Restricted Stock Award on the date of such election and shall not receive a Subsequent Option or a Subsequent Restricted Stock Award until the date of the next annual meeting of stockholders following such initial election. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Restricted Stock Award pursuant to the first sentence above, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Subsequent Options and Subsequent Restricted Stock Awards as described in the preceding sentence.

(b) The exercise price per share of the shares subject to each Subsequent Option granted to a Non-Employee Director shall equal one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The purchase price per share of the shares subject to each Initial Restricted Stock Award and each Subsequent Restricted Stock Award shall equal the par value per share of the Common Stock.

(c) Except as otherwise provided in this Section 11, Initial Restricted Stock Awards and Subsequent Restricted Stock Awards granted to Non-Employee Directors pursuant to this Section 11 shall be subject to the terms and conditions of Section 8. Initial Restricted Stock Awards and Subsequent Restricted Stock Awards shall be subject to a repurchase option in favor of the Company upon the voluntary or involuntary termination of the Non-Employee Director’s service with the Company for any reason (including death or

Disability). The repurchase price shall be equal to the original purchase price per share for such Award. Initial Restricted Stock Awards granted to Non-Employee Directors shall be released from the Company’s repurchase option over four (4) years, with twenty-five percent (25%) of the shares subject to each Restricted Stock Award being released from the Company’s repurchase option on the one year anniversary of the date of issuance and the remaining shares being released from the Company’s repurchase option in twelve (12) equal quarterly installments thereafter, unless otherwise determined by the Administrator. Subsequent Restricted Stock Awards granted to Non-Employee Directors shall be released from the Company’s repurchase option in four (4) equal quarterly installments over a 12-month period following the date of the Award, unless otherwise determined by the Administrator.

(d) Except as otherwise provided in this Section 11, Subsequent Options granted to Non-Employee Directors pursuant to this Section 11 shall be subject to the terms and conditions of Section 7. Subsequent Options granted to Non-Employee Directors shall vest and become exercisable in equal monthly installments over a 12-month period following the date of grant, unless otherwise determined by the Administrator. Subject to Sections 7(e)(ii), (iii) and (iv), the term of each Option granted to a Non-Employee Director shall be ten (10) years from the date the Subsequent Option is granted.

12. Non-Transferability of Awards.

(a) No Award under the Plan may be sold, pledged, assigned hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b) During the lifetime of the Holder, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution

13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Subject to Section 13(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 5(c));

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) the grant or exercise price with respect to any Award.

(b) Subject to Sections 13(d) and (e), in the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated.

(c) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after either transaction the prior stockholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (either event, a “Change of Control”), then each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or a Subsidiary of the successor corporation refuses to assume or substitute for each outstanding Option, the Holders shall fully vest in and have the right to exercise each outstanding Option as to all of the Shares covered thereby, including Shares as to which would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Holders that all outstanding Options shall be fully exercisable for a period of at least fifteen (15) days prior to the closing of the Change of Control, and any Options that are not exercised within such period shall terminate immediately prior to the Change of Control. For the purposes of this paragraph, all outstanding Options shall be considered assumed if, following the consummation of the Change of Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other securities property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

14. Time of Granting Options and Stock Purchase Rights.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval; Prohibition on Repricing Without Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code or Applicable Laws. In addition, notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Award may be amended to reduce the per share exercise price of the Shares subject to such Award below the per Share exercise price as of the date the Award is granted and, except as permitted by Article 13, no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

(c) Effect of Amendment or Termination.    No amendment alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six (6) months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

18. Loans.    The Administrator may, in its discretion, extend one or more loans to Service Providers in connection with the exercise or receipt of an Award granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law. In the event that the Administrator determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other Applicable Law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

18. Section 16.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

19. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. In addition, if the Board determines that Awards which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Performance Criteria.

22. Governing Law.    The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

23. Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

TESSERA TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ISRAELI PARTICIPANTS

1. Application.    This Sub-Plan for Israeli Participants in the Tessera Technologies, Inc. Third Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the State of Israel for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. Third Amended and Restated 2003 Equity Incentive Plan (the “Plan”). Only Options and Restricted Stock awards may be granted under this Sub-Plan. Options and Restricted Stock Awards granted under this Sub-Plan are intended to qualify under either Section 3(9) or Section 102 of the Ordinance, as applicable.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Definitions.    Definitions as set out in Section 2 of the Plan are applicable to this Sub-Plan. In addition, the following definitions shall apply to this Sub-Plan:

(a) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, U.S. and Israeli tax laws, Israeli securities laws, Israel’s Companies Law—1999, and Foreign Currency Control Law, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan and the Sub-Plan, as are in effect from time to time.

(b) “Award” shall mean an Option or a Restricted Stock award which may be awarded or granted under this Sub-Plan.

(c) “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder, which shall contain such terms and conditions with respect to an Award, as the Administrator shall determine, consistent with the Plan and this Sub-Plan.

(d) “Capital Gain Award (CGA)” means a Trustee 102 Award elected and designated by the Company, or its Parent, or Subsidiary, to qualify under the capital gain tax treatment, in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(e) “Controlling Shareholder” shall have the meaning given to such term in Section 32(9) of the Ordinance.

(f) “Employee” means any person, who is an employee, executive, officer, office holder or a director, employed by, or providing services to, the Company or any Parent or Subsidiary, who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, excluding a Controlling Shareholder. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, as applicable; or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor.

(g) “Holder” means the holder of an outstanding Award granted under or issued pursuant to this Sub-Plan.

(h) “ITA” means the Israeli Tax Authority.

(i) “Non-Employee” means a Consultant, advisor, Controlling Shareholder or any other person, who is (or is deemed to be) a resident of the state of Israel for the payment of taxes and provides services to the Company or its Parent or Subsidiary, but who is not an Employee.

(j) “Non-Trustee 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in Trust by a Trustee.

(k) “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, and any regulations, rules, orders or procedures promulgated thereunder.

(l) “Ordinary Income Award (OIA)” means a Trustee 102 Award elected and designated by the Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(m) “Rights” means any and all rights, securities or property, issued in respect of the Common Stock subject to the Restricted Stock awards or in respect of Common Stock resulting from the exercise of Options under this Sub-Plan, including bonus shares, but excluding cash dividends.

(n) “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(o) “Section 102 Award” means an Award granted to an Employee and intended to qualify under Section 102.

(p) “Section 3(9) Award” means an Award granted to Non-Employee and intended to qualify under Section 3(9) of the Ordinance.

(q) “Trust” means that certain trust established by the Company with the Trustee for the purpose of holding Awards or Shares issued pursuant to Awards or any Rights thereof, in accordance with Section 102.

(r) “Trust Agreement” means that certain trust agreement(s) entered into by the Company and the Trustee with respect to the Trust.

(s) “Trustee” means a trustee appointed by the Administrator and approved by the ITA in accordance with Section 102, to hold in Trust for the benefit of a Holder Awards or Shares, issued pursuant to an Award, or any Rights thereof.

(t) “Trustee 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in Trust by a Trustee for the benefit of a Holder.

3. Effectiveness of Sub-Plan.    This Sub-Plan shall become effective upon its adoption by the Board.

4. Eligibility.    Awards may be granted to Employees and Non-Employees who are Service Providers and who are (or are deemed to be) residents of the State of Israel for the purpose of payment of taxes. Section 102 Awards may only be granted to Employees and Section 3(9) Awards may only be granted to Non-Employees.

5. Awards Under Section 102.

(a) Designation Subject to Section 102.    The Company may designate Awards to Employees pursuant to Section 102 as Non-Trustee 102 Awards or Trustee 102 Awards, subject to the terms and conditions set forth in Section 102. Trustee 102 Awards may either be classified as CGAs or OIAs (the “Tax Route(s)”). No Trustee 102 Awards may be granted under this Sub-Plan to any eligible Employees, until the lapse of at least 30 days from the day the Sub-Plan and the Company’s election of the type of Trustee 102 Awards (as CGA or OIA) (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning with the date of grant of the first Trustee 102 Award under this Sub-Plan, and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards under this Sub-Plan. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected (CGA or OIA) during the period indicated in the preceding sentence, and shall apply to all Trustee 102 Awards granted during the period the Election is in effect, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Awards to the eligible Employees at any time.

(b) Issuance of Shares to Trust.    In the event the Company grants Trustee 102 Awards, each Award, and each Share issued pursuant to or upon the exercise of an Award (and any other Right received in respect of such Shares while such Shares are held in the Trust) shall be deposited with the Trustee and held in Trust for the benefit of the Holder, for the period of time required by Section 102 (the “Minimum Trust Period”), until such time that such Awards, Shares or Rights are released from the Trust as herein provided. The Trustee shall hold such Awards, Shares or Rights pursuant to the instructions provided by the Administrator from time to time, provided such instructions are consistent with the terms of the Plan and the Sub-Plan, the Trust Agreement and all Applicable Laws. Upon grant of a Trustee 102 Award, the Holder will sign an undertaking declaring that he/she is familiar with the provisions of Section 102 and the elected Tax Route and that he/she undertakes not to sell or transfer the Trustee 102 Awards or Rights prior to the lapse of the Minimum Trust Period, unless he/she pays all taxes, which may arise in connection with such sale and/or transfer.

(c) Minimum Trust Period; Release of Awards and Shares from Trust.    With respect to any Trustee 102 Awards, subject to the provisions of Section 102, in order to obtain favorable Trustee 102 Awards tax treatment, a Holder shall not be entitled to sell or release from Trust any Award, Share issued pursuant to or upon the exercise of any Award and/or any Rights received with respect to such Trustee 102 Award, until the lapse of the Minimum Trust Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Minimum Trust Period, the implications under Section 102 shall apply to, and shall be borne by, such Holder. In the event the requirements for Trustee 102 Awards are not met, then the Trustee 102 Awards shall be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

(d) Condition to Release of Awards and Shares from Trust.    No 102 Awards or Shares issued upon the exercise of an Award (or Rights received in respect of such Shares while such Shares are held in the Trust) shall be sold or released from the Trust to the Holder unless and until such Holder shall have satisfied all of such Holder’s tax obligations with respect to such Awards, Shares or Rights (including, without limitation, social security and health insurance payments, if applicable) and shall have provided the Trustee with sufficient confirmation of the satisfaction of such tax obligations, in a form satisfactory in the opinion of the Trustee. The Holder shall satisfy such tax obligations in any manner contemplated by Section 6 below.

(e) Rights as a Stockholder While Shares are Held in Trust.    Once Restricted Stock is issued and/or Shares are issued upon the exercise of an Option, the Holder shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. The Holder shall be entitled to receive dividends with respect to such Shares and to vote the same at any meeting of the stockholders of the Company. For so long as such Shares are held in the Trust by the Trustee on behalf of a Holder, the cash dividends paid with respect thereto shall be remitted directly to such Holder. In the event a stock dividend (including bonus Shares and any Rights with respect to the Shares) is declared on Shares held in the Trust by the Trustee on behalf of a Holder, such stock dividend shall be issued to the Trustee for the benefit of such Holder, shall be subject to the provisions of the Plan and this Sub-Plan, and the Minimum Trust Period for such Rights shall be measured from the commencement of the Minimum Trust Period applicable to such Shares with respect to which the dividend was declared, subject to Applicable Laws. Furthermore, such Rights shall be subject to the Taxation Route under Section 102, which is applicable to such Shares. No adjustment shall be made for a dividend or other Right for which the record date is prior to the date the Shares are issued, except as provided in the Plan and in this Sub-Plan. For so long as Shares are held in Trust by the Trustee on behalf of a Holder, the voting rights at the Company’s general meeting attached to such Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. The Trustee shall not be required to notify the Holder of any Shares held in the Trust of any meeting of the Company’s stockholders.

(f) Nontransferability of Awards Held in Trust.    Without derogating from the limitations on transferability of Awards as specified in the Plan and in this Sub-Plan, as long as Awards are held by the

Trustee on behalf of a Holder, such Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution.

(g) Certain Awards Not Required to be Held in Trust.    Section 3(9) Awards and Non-Trustee 102 Awards (including any Rights received with respect thereof) are not required to be held in the Trust and shall not be subject to the provisions of this Section 5.

6. Tax Implications.

(a) Tax Consequences.    Any tax consequences arising from the grant, exercise (if applicable), or vesting of any Awards, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Parent or Subsidiary, the Trustee or the Holder), hereunder, shall be borne solely by the Holder (including, without limitation, the Holder’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Holder shall agree to indemnify the Company and/or its Parent or Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Holder.

(b) Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any taxes or other sums required by all Applicable Laws to be paid or withheld with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares). The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to satisfy such tax or other obligations by the delivery to the Company, the Trustee or the appropriate authorities of cash in an amount equal to the sums required to be paid or withheld, may also allow such Holder to elect to have the Company withhold Shares otherwise issuable under such Award or may allow the return of Shares having a Fair Market Value equal to the sums required to be paid or withheld. Notwithstanding any other provision of the Plan and this Sub-Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares) (or which may be repurchased from the Holder of such Award within six (6) months after such Shares were acquired by the Holder from the Company) in order to satisfy the Holder’s tax or other liabilities with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares), shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the statutory tax rates that are applicable to such taxable income. In addition, without derogating from the Holder’s obligations to pay taxes or other sums as and when due, upon the sale by a Holder of any Shares held in the Trust or release of such Shares from the Trust, the Company may (by itself or through the Trustee) withhold from the proceeds of such sale all applicable taxes or other amounts, in which event the Company (or the Trustee) shall remit the amount withheld to the appropriate authorities, shall pay the remaining balance of such sale proceeds to the Holder and shall report to such holder the amount so withheld and paid to said authorities.

(c) No Release of Awards or Shares Until Payments Made.    The Company and/or, when applicable, the Trustee shall not be required to release any Award and/or Shares to a Holder until all required payments have been fully made.

(d) Guarantee.    With respect to a Non-Trustee 102 Award, if the Holder ceases to be employed by the Company or any Parent or Subsidiary thereof, the Holder shall extend to the Company and/or its Parent or Subsidiary, a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

(e) Dividends.    Any dividends payable with respect to Shares issued with respect to any Awards granted pursuant to this Sub-Plan shall be subject to any applicable taxation on the distribution of dividends, and when applicable subject to the provisions of Section 102.

7. Compliance with Applicable Laws.    This Sub-Plan shall be subject to all Applicable Laws. The grant of Awards and Rights and the issuance of Shares upon the exercise of Awards under this Sub-Plan shall entitle the Company to require recipients of Awards to comply with such Applicable Laws as may be necessary. Furthermore, the grant of any Awards under this Sub-Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Sub-Plan and the Awards and Rights granted thereunder.

8. Governing Law.    The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of the State of Israel apply.